Exhibit 99.2
INDEPENDENT AUDITORS’ REPORT
To the Management and the Shareholders of
Thales e-Transactions
We have audited the accompanying combined balance sheets of Thales e-Transactions as of December 31, 2007 and 2006, as described in Note 1, and the related combined statements of income, changes in invested equity, and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Thales e-Transactions entities’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Thales e-Transactions Espana, a wholly-owned entity, which statements reflect total assets of $16,129 thousand and $21,154 thousand as of December 31, 2007 and 2006, respectively, and total revenues of $32,978 thousand and $36,979 thousand, for the years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Thales e-Transactions Espana, is based solely on the report of the other auditors.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of Thales e-Transactions’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Thales e-Transactions’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.
In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the combined financial position of Thales e-Transactions at December 31, 2007 and 2006, and the combined results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with International Financial Reporting Standards as issued by the IASB.
/s/ Ernst & Young Audit
Neuilly-sur-Seine, France
March 26, 2008

INDEPENDENT AUDITOR’S REPORT
To the Company’s Single Shareholder
We have audited the accompanying balance sheets for Thales e-Transactions Espana S.A. as of December 31, 2007 and 2006, and the related statements of income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express and opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting on the basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thales e-Transactions Espana at December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards.
/s/ MAZARS Auditores, S.L.
Madrid, Spain
25 March 2008

COMBINED BALANCE SHEETS AS OF 31 DECEMBER 2007 AND 2006

Amounts in thousand of US Dollars	Note	2007	2006
ASSETS
Non-current assets
Goodwill	6	12,910	11,550
Other intangible assets	7	13,271	9,008

Property, plant and equipment	7	5,226	5,607

Other receivables non-current	10	5,790	4,074
Other non-current assets		164	148
Deferred tax assets	3	1,216	491

		38,577	30878

Current assets
Inventories	11	10,490	11,671
Trade and other receivables	10	52,863	43,961
Related party receivables	14	6,451	4,038
Other current assets	12	6,764	5,894
Derivative financial instruments	9	50	44
Cash and cash equivalents	13	47,049	54,218

		123,667	119826

Assets held for sale	5	—	468

Total assets		162,244	151,172

INVESTED EQUITY
Owner’s net investment		3,237	3,237
Translation reserve		4,513	2,376
Accumulated reserve		3,682	2,769

Total invested equity		11,432	8,382

LIABILITIES
Non-current liabilities
Financial long term debt		119	607
Pensions and other employee benefits	16	15,864	15,625
Deferred tax liabilities	3	3,505	2,516

		19,488	18,748

Current liabilities
Trade and other payables		31,085	32,305
Current income tax payables		4,060	2,076
Organschaft	14	15,267	17,767
Related party payables	14	50,259	40,155
Short term provisions	17	8,579	12,003
Other liabilities	18	22,058	19,496
Derivative financial instruments	9	16	25

		131,324	123,827

Liabilities related to assets held for sale	5	—	215

Total liabilities		150,812	142,790

Total invested equity and liabilities		162,244	151,172

The notes are an integral part of the Combined Financial Statements.

COMBINED STATEMENTS OF INCOME FOR THE YEARS ENDED 31 DECEMBER 2007 AND 2006

Amounts in thousand of US Dollars	Note	2007	2006
Revenue		200,610	197,341
Cost of sales		(130,544)	(128,080)
Research and development expenses		(22,086)	(16,623)
Marketing and selling expenses		(17,888)	(19,275)
General and administrative expenses		(15,280)	(14,449)

Income from operating activities before restructuring costs and other income (expense), net		14,812	18,914

Restructuring costs		(740)	(2,002)
Other income (expense), net		7	—

Income from operating activities		14,079	16,912

Interest income		1,214	1,137
Interest expense		(1,776)	(1,016)

Cost of net financial debt		(562)	121

Other financial income (expense)		328	132
Other components of pension charge		(819)	(488)

Income before income tax		13,026	16,678

Income tax expense	3	(296)	(1,388)

Profit from continuing operations		12,730	15,290

Loss from discontinued operations	5	(21)	(644)

Net Income		12,709	14,646

The notes are an integral part of the Combined Financial Statements.

COMBINED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED 31 DECEMBER 2007 AND 2006

Amounts in thousand of US Dollars	2007	2006
Net income	12,709	14,646
Loss from discontinued Operations	21	644
Income tax expense	296	1,388

Net income before tax	13,026	16,678
Adjustments to reconcile net income to cash from operating activities:	—	—
Depreciation and amortisation	4,785	3,681
Share based payments	242	185
Foreign Exchange	51	—
Provisions	(2,717)	5,135
(Gain) loss on sales of assets	48	(2)
Change in deferred tax	—	431
Fair value losses on derivative financial instruments	6	13
Finance costs	1,053	235
Changes in assets and liabilities:
Decrease (increase) in accounts receivable net	1,658	4,480
Decrease (increase) in inventories, net	1,887	2,257
Increase (decrease) in accounts payable	(310)	9,884
Pension contributions and benefits paid	(2,106)	(1,870)
Change in other assets and liabilities	(185)	(3,807)
Interest paid	(174)	(272)
Income tax paid	(2,795)	(1,852)

Net cash provided by operating activities	14,469	35,176

Purchase of property plant and equipment and intangible assets	(7,657)	(6,369)
Proceeds on sale of investments	639	302
Deposit	3	82
Dividends paid to related party (Organschaft)	(17,767)	(21,946)

Net cash used by investing activities	(24,782)	(27,931)

Related party debt	5,086	(3,679)
Cash contribution from related party	3,202	5,404
Long term debt	(528)	(448)

Net cash provided (used) by financing activities	7,760	1,277

Effect of exchange rate changes on cash and cash equivalents	(4,616)	(581)
Cash generated from discontinued operations	—	(52)

Net increase (decrease) in cash and cash equivalents	(7,169)	7,889

Cash and cash equivalents, beginning of period	54,218	46,719
Cash and cash equivalents from discontinued operations		(390)

Cash and cash equivalents, end of period	47,049	54,218

The notes are an integral part of the Combined Financial Statements.

STATEMENT OF CHANGES IN INVESTED EQUITY
(In thousands of US Dollars)

	Owner’s net	Translation	Accumulated	Total invested
	investment	reserves	reserves	equity

As of 1 January 2006	3,237	—	—	3,237

Fair value changes taken to invested equity			302	302
Share-based compensation			185	185
Foreign currency translation		2,375		2,375
Net income recognised directly in invested equity		2,375	487	2,862
Net income for the period ended 31 December 2006			14,646	14,646
Total recognised income and expense for the period		2,375	15,133	17,508
Cash contribution from related party			5,404	5,404
Dividends to related party (Organshaft)			(17,767)	(17,767)

As of 31 December 2006	3,237	2,375	2,770	8,382

Fair value changes taken to invested equity			28	28
Share-based compensation			242	242
Foreign currency translation		2,136		2,136
Net income recognised directly in invested equity		2,136	270	2,406
Net income for the period ended 31 December 2007			12,709	12,709
Total recognised income and expense for the period		2,136	12,979	15,115
Cash contribution from related party			3,202	3,202
Dividends to related party (Organshaft)			(15,267)	(15,267)

As of 31 December 2007	3,237	4,511	3,684	11,432

The notes are an integral part of the Combined Financial Statements.

1. Business and basis of presentation
Business
Thales e-Transactions (hereinafter “TeT,” “TeT Group,” “TeT business” or “the Company”) is a global supplier of solutions consisting of hardware, software and services in the field of electronic transactions and smart card applications for banking and commerce, including electronic payment terminals, integrated electronic funds transfer (“EFT”) solutions, automated teller machine (“ATM’) payment, vending payment, secured personal identification number (“PIN”) pads and terminal management systems.
Basis of presentation
The Company’s Combined Financial Statements have been prepared in compliance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (IASB). TeT Group did not historically prepare separate financial statements and TeT Group for purposes of these Combined Financial Statements adopted IFRS as of January 1st, 2006.
The accompanying Combined Financial Statements of TeT have been prepared from the consolidation returns prepared by TeT owned by Thales SA (the parent company). for the purposes of the consolidated financial statements of Thales SA using Thales SA historical bases in the assets, liabilities and result of operations for each period presented in these Combined Financial Statements. TeT group operations have been historically part of the Thales SA businesses and its assets and liabilities were held by several indirect subsidiaries of Thales SA
These Combined Financial Statements reflect the historical assets, liabilities, revenues, expenses and cash flows that were directly related to the TeT group’s business, as operated within Thales SA
As a reminder, Thales SA prepared its first consolidated financial statements under IFRS as at December 31, 2005. In the context of its transition to IFRS, Thales SA applied the provision of IFRS 1, “First-Time Adoption of International Financial Reporting Standards “ and specifically the following options were used at the transition date as of 1st January 2004:
•	Business combinations
Thales SA decided not to restate the business combinations that occurred before 1 January 2004.
•	Employee benefits
At January 1st, 2004, all actuarial gains/losses were reset at zero and there is no remaining transition obligation/asset. Indeed, there is an optional exemption for defined benefit obligations for which comparative information is prepared and presented on the basis of IFRS. Almost all adjustments arising from the first-time application of IFRS are made against retained earnings (as at January 1st, 2004 for Thales e-Transactions).
•	Cumulative translation adjustments
Thales S.A/ chose the option of not retroactively reconstituting the cumulative translation adjustments accumulated in shareholders’ equity at 1 January 2004.
•	Share-based payments transactions
The IFRS 2 standard defines the rules for accounting of share purchase and subscription option plans which Thales SA grants to its employees. The option of not restating the plans issued before 7 November 2002 was chosen.
As the Combined Financial Statements of TeT Group are derived from the consolidated statements of Thales SA, the same first-time adoption options as defined in IFRS 1 have been used except for the transition dates which are different.
The notes are an integral part of the Combined Financial Statements.

TeT Group did not previously operate as a separate, stand-alone group. The Company has from inception operated as an integrated part of Thales SA and within the Thales infrastructure. The Combined Financial Statements included herein may not necessarily be indicative of TeT Group’s financial position, results of operations, or cash flows had TeT Group operated as a standalone entity during the periods presented or for future periods.
          Push-down accounting
As disclosed in Note 6, goodwill relating to the acquisition of TeT UK was historically recognised at the level of the parent company, Thales SA For the purpose of these Combined Financial Statements, the goodwill balance has been “pushed down” in accordance with preparation rules of the U.S. Securities and Exchange Commission as there is no minority interest since the Combined Financial Statements will represent 100% of the businesses to be acquired.
          Thales Transportation System
The Combined Financial Statements exclude the 31% investment held by TeT France in Thales Transportation Systems (“TTS”), an indirect wholly-owned subsidiary of Thales SA, since TTS does not relate to the TeT business. Accordingly, dividends received from TTS amounting $3,202 in 2007 and $5,404 in 2006 and their corresponding tax effect have not been included in the combined statement of income. These contributions have been recognised in the statement of changes in invested equity and in the combined statements of cash flows.
          Organschaft
TeT Germany has a shareholders agreement referred to as “Organschaft” with its German parent company Thales Holding GmBH that has been disclosed separately in the Combined Financial Statements. Per this agreement TeT Germany’s net income is fully contributed to Thales Holding GmBH on an annual basis by a dividend distribution and no income tax is supported by the entity.
Perimeter of combination
All majority-owned subsidiaries of Thales directly related to the TeT business have been combined in the accompanying Combined Financial Statements. As of 31 December 2007 and 2006 the Combined Financial Statements of TeT results from the combination of the following entities:

	Country of	Percentage of
Name	incorporation	ownership
Thales e-Transactions, SA (“TeT France.”)	France	100%
Thales e-Transactions España (“TeT Spain”)	Spain	100%
Wynid Technologies, SA (“Wynid”)	France	100%
Thales e-Transactions AB (“TeT Sweden”)	Sweden	100%
Thales e-Transactions GmBH (“TeT Germany”)	Germany	100%
Thales e-Transactions Limited (“TeT UK”)	United Kingdom	100%
All significant intercompany balances and transactions with combined entities in the TeT Group have been eliminated. However, intercompany balances and transactions with Thales SA have not been eliminated, but are presented as balances and transactions with related parties.
Changes in total invested equity represent Thales SA’s net investment in TeT after giving effect to the net earnings (losses) of TeT.
Thales e Transactions Inc, wholly-owned subsidiary of TeT France, stopped operations in 2006 and was sold to Thales SA in 2007, $235 was recognised in the income statement. As a consequence the entity was classified as assets held for sale in 2006.
The notes are an integral part of the Combined Financial Statements.

TeT Spain was previously wholly-owned by TeT France. For fiscal purpose ownership was transferred to the parent entity Thales SA in 2007. An agreement was made whereby ownership would return to TeT France if the sale of the TeT Group does not occur. As a consequence the gain on sale recognised by TeT SA has been eliminated in these Combined Financial Statements.
These Combined Financial Statements are presented in US dollars, which is the Company’s presentation currency for carve out purposes. All amounts are in thousands of US dollars unless otherwise stated.
Cost Allocation
The Combined Financial Statements include allocations of certain Thales SA corporate expenses, including those related to legal, accounting, operations, acquisitions, treasury and other corporate and infrastructure costs. Those corporate costs are charged to TeT Group entities on a systematic basis as a percentage of revenues.
2. Summary of significant accounting policies
a. Standards issued, but not yet effective
The following new IFRS standards and interpretations have been adopted by the IASB. The effective date of these standards and interpretations is annual periods beginning on or after January 1, 2008: IFRIC Interpretation 12, ‘‘Service concession arrangements’’; IFRIC Interpretation 13, ‘‘Customer loyalty programs’’; IFRIC Interpretation 14, ‘‘IAS 19 – The limit on Defined benefit asset, minimum funding requirements and their interaction’’; Amendment IAS 23, ‘‘Borrowing costs’’; Amendment to IAS 1, ‘‘Presentation of financial statements’’; IFRS 8, ‘‘Operating segments’’, IFRIC 11, “IFRS2: Group and Treasury Share Transactions;” Revised IFRS 3 “Business Combinations;” Amendments to IAS 27 “Consolidated and Separate Financial Statements;” Amendments to IFRS 2 “Share based payment: Vesting Conditions and Cancellations.” TeT Group has analysed the impact of the new accounting standards on the combined financial statements, and they are not expected to have a significant impact on combined net income, financial position, changes in cash and cash equivalents and notes to the Combined Financial Statements.
b. Standards applied for the first time in 2007
In preparing the consolidated financial statements for the current year, the group has adopted the following new IFRS, amendment to IFRS and IFRIC interpretations:
– IFRS 7 “Financial Instruments: Disclosures.”

– Amendment to IAS 1 “Presentation of Financial Statements – Capital Disclosures.”

– IFRIC 8 “IFRS 2 – Group and Treasury Share Transactions.”

– IFRIC 9, “Reassessment of Embedded Derivatives.”

– IFRIC 10 “Interim Financial Reporting and Impairment.”
c. Business combinations
Business combinations are accounted using the purchase accounting method. Under this method the acquired assets, liabilities and contingent liabilities are measured at their fair value at the date at which control is obtained. The difference between the cost of acquisition of the shares and Thales Group’s share in the fair value of net assets constitutes goodwill. Goodwill is not amortised but is subject to impairment tests in accordance with IAS 36 “Impairment of assets.”
The notes are an integral part of the Combined Financial Statements.

d. Impairment of non current assets
Each time that events or circumstances indicate that a tangible or an intangible asset may be impaired, and systematically at each annual balance sheet date for goodwill and intangible assets with indefinite useful lives, an impairment test is performed.

To perform impairment tests, goodwill resulting from business combinations as well as assets that do not generate independent cash flows are allocated to cash generating units (“CGU”).
The impairment test consists of ensuring that the recoverable amount of each of TeT Group’s cash generating units is at least equivalent to its carrying value, being the corresponding net assets (including related goodwill). The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. Value in use is determined on the basis of discounted projections of future operating cash flows over a three-year period and a terminal value. The discount rate used is calculated on the basis of Thales Group’s weighted average cost of capital (9.2% in 2007, 8.0% in 2006) adjusted if necessary for the specific risks. Assumptions used concerning growth in revenues and terminal values are based on a reasonable approach in line with specific data available.

Impairment tests of capitalized developments costs are performed, project-by-project, on the basis of discounted future operating cash flows related to projects.
e. Foreign currency accounting
All assets and liabilities recorded in functional currencies other than US dollars are translated at current exchange rates as of the balance sheet date. Revenue and expenses are translated at the weighted-average exchange rates for the period. The resulting adjustments are charged or credited directly to the invested equity section of the combined balance sheet.
Realised and unrealised foreign exchange gains and losses are included in income in the period in which they occur. They reflect the cumulative impact of the change in values due to currency fluctuation between booking and settlement dates of assets and liabilities denominated in currencies other than the functional currency of each of the TeT entities.
f. Property, plant and equipment
Property, plant and equipment are carried at their acquisition cost less accumulated depreciation and impairment losses. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Plant and Machinery	3 - 5 years
Transportation equipment, furniture, fixture and computer equipment	3 - 7 years
Leasehold improvements	10 years
Equipment on lease	3 - 5 years
When events or changes in the market environment indicate a risk of impairment of fixed assets, an impairment test is performed, in accordance with IAS 36. If the net book value is greater than the recoverable amount on the fixed asset (market value or value in use if the latter amount is greater), an impairment loss is recognised.
When assets are retired or otherwise disposed of, the cost and accumulated depreciation are written off, and any gain or loss on such sale is reflected in the statement of income. Maintenance and repair costs are expensed as incurred. Expenditures that substantially increase an asset’s useful life are capitalised.
Assets financed under finance leases that transfer substantially all the risks and rewards related to ownership of the asset are recognised in the balance sheet at their fair value or, if lower, at the present value
The notes are an integral part of the Combined Financial Statements.

of the minimum lease payments determined at the inception of the lease. Such assets are depreciated in accordance with the methodology described above. The corresponding debt is recognised in liabilities.
When assets are leased out under a finance lease, the present value of the lease payments is recognised as a receivable. The difference between the gross receivable and the present value of the receivables is recognised as unearned finance income.
g. Intangible assets
TeT Group’s intangible assets are principally comprised of goodwill and capitalised development costs, refer to notes 2c and 2k respectively. TeT Group’s remaining intangible assets consist primarily of patents and other intangible assets which are amortised using the straight-line method.
Amortisation of intangible assets including capitalised development costs, patents and other intangible assets are included in statements of income under Income from operating activities before restructuring costs and other income (expense), net.
h. Inventories
Inventories are stated at the lower of cost or net realisable value. Cost is determined using the “weighted average cost method.” The cost of finished goods and work in progress comprises, raw material, direct labour, other direct costs and related production overheads. Net realisable value is the estimated selling price in the ordinary course of business less applicable variable selling expenses.
i. Non-current assets (or disposal groups) held for sale
Non-current assets (or disposal groups) are classified as assets held for sale and stated at the lower of carrying amount and fair value less costs to sell if their carrying amount is to be recovered principally through a sale transaction rather than through continuing use.
j. Revenue recognition
i. Products and services Revenues
TeT products are generally sold based upon contracts or purchase orders with the customers that include fixed and determinable prices, other similar provisions or other significant post delivery obligations. Revenue is recognised for products upon delivery when title and risk pass, the price is fixed and determinable and collectibility is reasonably assured. Revenues related to the rendering of services are recognised on the basis of the percentage-of-completion of the transaction. The costs relating to the service provided are recognised in the statement of income at the same time as the corresponding revenues.
ii. Collectibility
As part of the revenue recognition process, TeT determines whether trades and notes receivables are reasonably assured of collection based on various factors, including the ability to sell those receivables and whether there has been deterioration in the credit quality of customers that could result in the inability to sell those receivables. TeT defers revenues and related costs when it is uncertain as to whether receivable will be collectable. TeT defers revenue but recognises costs when it determines that the collection of receivables is unlikely.
The notes are an integral part of the Combined Financial Statements.

k. Research and development
Internally funded research and development expenses are charged to the statement of income as incurred as “Research and development expenses,” except for project development costs that strictly meet the following criteria:
▪	The product or process is clearly defined, and costs are separately identified and measured reliably,

▪	The product has been shown to be technically feasible,

▪	The product or process will be sold or used in-house,

▪	A potential market exists for the product, or its usefulness for in-house purposes has been demonstrated,

▪	Adequate resources are available to complete the project successfully.
Such development costs are capitalised and amortised over the economic life of the product on a straight-line basis. The period of amortisation depends on the nature of the project, but does not exceed 5 years. These capitalised development costs are tested annually for impairment.
TeT Group benefits from tax credits related to research carried out by its subsidiaries. Such tax credits are deemed to be equivalent to operating grants and are thus included in income from operating activities before restructuring costs and other income (expense), net.
l. Income taxes
Taxes on income are provided in the same periods as the revenues and expenses to which they relate. Deferred taxes are determined using the comprehensive liability method and are calculated on the temporary differences that arise between the tax base of an asset or liability and its carrying value in the entity’s balance sheet used for combination purposes. Deferred tax assets or liabilities, calculated using applicable entity tax rates, are included in the combined balance sheet as either a non-current asset or liability, with changes in the year recorded in the income statement in tax expense or in the statement of changes in invested equity, if it relates to an item directly recorded in invested equity. Deferred tax assets on an entity’s taxable loss are recognised to the extent future taxable profits will probably be available against which they can be used.
TeT determined its tax assets and liabilities in the years ending 31 December 2006 and 31 December 2007 on a stand-alone basis, i.e. the tax assets and liabilities have been determined at each date as if each entity within TeT Group was not part of a group, with the exception of (i) TeT Germany for which no tax assets or liabilities were determined due to the existence of the tax integration agreement with its German parent referred to as “Organschaft” in the Combined Financial Statement and (ii) TeT UK for which a “Tax Group Relief System” is in place. See note on Related party transactions for further details on Organschaft.
As a consequence, with the exception of TeT Germany, tax entries have been determined based on the standalone tax returns that were prepared by TeT group entities for the inclusion in the Group Thales tax consolidation.
m. Restructuring charges
Restructuring charges affect income of operating activities in the period in which management has committed to a plan, the liability has been incurred and the amount can be reasonably estimated. Restructuring charges or releases are included in restructuring costs, presented separately in the face of the income statement.
The notes are an integral part of the Combined Financial Statements.

n. Pension and other post-employment benefits
The liabilities regarding the defined benefit plans are determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date.

TeT Group has chosen the “corridor” approach for recognition of actuarial gains or losses.
Past service cost is recognised immediately to the extent that the benefits are already vested, and otherwise is amortised on straight-line basis over the average period until the benefits become vested.
For other long-term employee benefits (i.e. long service rewards, jubilee benefits etc..), actuarial gains and losses are recognised immediately and no ‘corridor’ is applied; and all past service cost is also recognised immediately.
The net amount recognised in the balance sheet represents the present value of the defined benefit obligation (“DBO”) reduced by the fair value of plan asset and adjusted by:
-       any unrecognised actuarial gains/losses,

-       any unrecognised past service cost, and

-       any unrecognised asset resulting from the limit introduced in paragraph IAS 19.58b.
In the United Kingdom, TeT UK is a participating member of a group scheme which includes various entities for which actuarial valuations have not been carried out individually.
For defined contribution plans or schemes, the employer cost contributions are charged as expense as they fall due.
o. Share based payments
Share options granted by the parent company, Thales SA, to TeT employees are accounted for in accordance with the requirements of IFRS 2 and are reflected in the Combined Financial Statements.
Share options granted by the TeT Group to its employees are accounted for in accordance with the requirements of IFRS 2. TeT Group uses a binomial model to measure the amount of the benefit to employees receiving the option granted. The fair value of such options is determined at the grant date. The amounts thus obtained are expensed over the vesting period of the rights. Recognition is based on the specific vesting conditions of each scheme.

This expense is included in Income from operating activities before restructuring costs and other income (expense), net and a corresponding credit is recognised in invested equity.
p. Earnings per share
TeT is not a separate legal entity with common shares outstanding but rather combined group of businesses of Thales SA. Therefore, historical earnings per share have not been presented in these combined financial statements.
q. Cash and cash equivalents
TeT cash and cash equivalents include cash on hand, cash pooling accounts between TeT group entities and Thales SA and highly liquid instruments purchased with an original maturity of three months or less.
r. Fair Value of Financial Instruments
The fair value of cash and cash equivalents, accounts receivable, short term debt, accounts payable and accrued expenses is not materially different from their carrying value as reported at 31 December 2007 and 2006 because of their short maturity.
The notes are an integral part of the Combined Financial Statements.

s. Derivatives financial instruments and hedging activities
TeT is exposed to foreign exchange fluctuations, arising from purchases and sales denominated in foreign currencies (with respect to the entities’ functional currencies). It therefore enters into various contracts which change in value as foreign exchange rates change, to preserve the value of assets/liabilities (trade receivables and payables), commitments and forecasted transactions. TeT Group uses forward contracts to hedge certain anticipated foreign currency revenues. The individual entities of the TeT Group are not responsible for the hedging of any foreign currency exposure, it is managed centrally by the finance department of Thales SA.
TeT has applied the provisions of IAS 32 Financial Instruments: Presentation and IAS 39 Financial Instruments: Recognition and Measurement, to account for derivatives instruments starting January 1st 2005. These rules are exposed hereafter.
Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value. The method of recognising the resulting gain or loss is dependent on whether a derivative contract is designed to hedge a specific risk and qualifies for hedge accounting. The purpose of hedge accounting is to match the impact of the hedged item and the hedging instrument in the income statement. To qualify for hedge accounting, the hedging relationship must meet several strict conditions with respect to documentation, probability of occurrence, hedge effectiveness and reliability of measurement. When entering into derivative contracts TeT documents the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as hedges to specific assets and liabilities or to specific firm commitments or forecasted transactions. TeT also documents its assessment, both at inception of the hedge and on an ongoing basis, as to whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. On the date a derivative contract is entered into, TeT designates derivatives which qualify as hedges for accounting purposes as a hedge of a forecasted transaction or firm commitment (cash flow hedge).
Changes in the fair value of derivatives in cash flow hedges are recognised in invested equity (for the component due to changes in spot rates) and in the income statement (for the component due to changes in interest rates). Amounts recorded in the statement of invested equity are transferred to the income statement and classified as revenue or expense in the same period in which the forecasted transaction affects the income statement.
Certain derivative instruments, while providing effective economic hedges under Thales Group’s policies, may not qualify for hedge accounting. Changes in the fair value of any derivative instruments that do not qualify for cash flow hedge accounting are recognised immediately in financial income/expense in the income statement.
When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in the statement of invested equity at that time remains and is recognised in the income statement when the committed or forecasted transaction is ultimately recognised in the income statement. However, if a forecasted or committed transaction is no longer expected to occur, the cumulative gain or loss that was recognised in the statement of invested equity is immediately transferred to the financial income/expense in the income statement.
t. Invested equity
The invested equity balance in these Combined Financial Statements of TeT constitutes Thales SA’s investment in TeT and represents the excess of total assets over total liabilities. Invested equity includes the effects of carve-out allocations from Thales SA and the funding of TeT’ activities through the in-house bank, cash pool, and TeT’ cumulative net income, including income directly recognised in invested equity. As a consequence, invested equity does not constitute any contract that evidences a residual interest in the assets after deducting liabilities.
The notes are an integral part of the Combined Financial Statements.

u. Use of estimates
The preparation of TeT Group’s combined financial statements involves making estimates and assumptions that affect the application of policies and reported amounts of income, expenses, assets and liabilities. These estimates could need to be revised if the circumstances on which they were based were to change or if new information or additional experience were to be obtained. The main financial statement captions subject to material accounting estimates are as follows:
i. Goodwill
Goodwill, in accordance with IAS 36, is subject to impairment tests (see note 2d). The recoverable amount of goodwill by cash generating unit is assessed on the basis of forecast data from the strategic plans prepared, in accordance with Thales Group procedures.
ii. Pensions and other employee benefits
Benefit obligations in respect of pensions and other employee benefits are estimated on statistical and actuarial bases in accordance with the policies outlined in note 2n. Actuarial assumptions made by Thales Group (discount rates, expected return on plan assets, future compensation increases, rates of employee turnover, mortality tables, etc.) are reviewed each year with Thales Group’s actuaries.
iii. Deferred taxes
Deferred tax assets result from the existence of tax loss carry forwards and of deductible temporary differences between the book value and the tax value of assets and liabilities. Recovery of these assets is assessed on the basis of forecast data contained in the strategic plans of each of the tax groups in question.
iv. Risks and litigation
TeT Group regularly identifies and reviews litigation in progress and recognizes, depending on the circumstances, accounting provisions that it considers to be reasonable. Any uncertainties concerning litigation in progress are described in note 20.
v. Government grants
TeT Spain receives interest free reimbursable advances from the Spanish Ministry of Science and Technology to finance various research and development projects. Any Spanish government reimbursable advances are recorded at their nominal amounts split between current and non-current under other liabilities and financial long term debt.
3. Income tax
Determination of the income tax expense takes into account the specific local rules applied by Thales, including the tax consolidation system in France, Group Relief in the United Kingdom and the “Organschaft” rules in Germany (see note 1 and note 14).
Analysis of tax charge:

	As of and for the period ended 31 December
In thousands of US Dollars	2007	2006

Current tax	(830)	(1,040)
Deferred tax	534	(348)

Total	(296)	(1,388)

The notes are an integral part of the Combined Financial Statements.

Effective tax rate:

	Period ended 31 December
In thousands of US Dollars	2007	2006

Net income	12,709	14,646
Less: income tax	(296)	(1,388)
Profit before tax	13,005	16,034
Average tax rate	40%	40%
Theoretical tax (expense)	(5,179)	(6,481)
Reconciliation:
R&D deductions	6	525
Effect of tax rate change	142	42
Deferred tax write off	(397)	(2,901)
Organschaft tax relief	5,801	6,751
Other	(607)	1,218
Permanent differences	(62)	(542)
Actual net tax charge	(296)	(1,388)

Effective tax rate	2%	9%

TeT Germany is not subject to the standard German tax rate of 38% due to a pre-existing arrangement referred to as “Organschaft” with the German parent entity. TeT Germany is therefore not required to file an income tax return. If TeT Germany had been a stand-alone entity and thus subject to the standard tax rate, the income tax expense would be $5,947 and $7,689 for 2007 and 2006, respectively.
Apart from Spain where tax rates have decreased from 35% in 2006 to 32.5% in 2007, tax rates are consistent between both periods.
The notes are an integral part of the Combined Financial Statements.

The principal components of net deferred taxes are as follows:

	As of 31 December
In thousands of US Dollars	2007	2006

Deferred tax assets
Reserves for restructuring costs	84	119
Reverses for other risk and losses	1,095	2,710
Reserves for depreciation of assets	695	(1,124)
Reserves for pensions	545	754
Compulsory profit sharing	197	118

Goodwill amortisation	108	148
Other	(2,656)	(2,811)

Operating tax loss carry forward (TeT France)	53,192	41,399

Of which not recognised in the balance sheet	(52,044)	(40,822)

Total deferred tax assets	1,216	491

Deferred tax Liabilities
Development costs	(1,783)	(1,455)
Research and development accelerated amortisation	(1,722)	(1,058)
Other		(3)

Total deferred tax liabilities	(3,505)	(2,516)

Net deferred tax	(2,289)	(2,025)

Deferred tax assets arising in TeT France and TeT UK have not been recognised in the Combined Financial Statements because management considered that it was not probable that they could not be realised in the foreseeable future.
Tax losses carry forward from TeT France have no expiration date.
4. Financial risk management
TeT group’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk, cash flow interest rate risk and price risk), credit risk and liquidity risk. Thales SA Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on financial performance. TeT group uses derivative financial instruments to hedge certain risk exposures.
Risk management is carried out by a central treasury department (group treasury) under policies approved by Thales SA. Thales SA treasury identifies, evaluates and hedges financial risks in close co-operation with TeT group’s operating units. Thales SA provides written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non derivative financial instruments, and investment of excess liquidity.
The notes are an integral part of the Combined Financial Statements.

a- Market risk
i. Foreign exchange risk
TeT group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the UK pound. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and invested equities in foreign operations.
TeT France and TeT UK limited are required to hedge their entire foreign exchange risk exposure with Thales SA treasury department. To manage their foreign exchange risk arising from future commercial transactions and recognised assets and liabilities, entities in TeT group use forward contracts, transacted with group treasury. Foreign exchange risk arises when future commercial transactions or recognised assets or liabilities are denominated in a currency that is not the entity’s functional currency.
ii. Fair value interest rate risk
TeT group’s interest rate risk arises from deposit made with the central treasury department.
b- Credit risk
Credit risk is managed by country.

Risk control assesses the credit quality of the customer, taking into account its financial position, past experience and other factors. Individual risk limits are set in agreement with the General Manager and reviewed regularly.
c- Liquidity risk
Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities and the ability to close out market positions.
The table below analyses TeT group’s financial liabilities and net-settled derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet to the contractual maturity date.

		Between one
At 31 December 2007	Less than a year	and five years	Over 5 years	Total
Borrowings	523	119	—	642
Derivative financial instruments	16	—	—	16
Related party payables	5,963	44,296	—	50,259
Trade and other payables*	56,680	—	—	56,680

Total	63,182	44,415	—	107,597

* Trades and other payables also include current income tax payable and other liabilities, minus borrowings.
The notes are an integral part of the Combined Financial Statements.

		Between one
At 31 December 2006	Less than a year	and five years	Over 5 years	Total
Borrowings	478	607	—	1,085
Derivative financial instruments	25		—	25
Related party payables	678	39,477	—	40,155
Trade and other payables*	53,399	—	—	53,399

Total	54,580	40,084	—	94,664

* Trades and other payables also include current income tax payable and other liabilities, minus borrowings.
TeT group’s objectives when managing capital are to safeguard TeT group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.
In order to maintain or adjust the capital structure, TeT group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.
At 31 December 2007 borrowings include $ 565 of reimbursable advances from the Spanish Ministry of Science and Technology of which $ 378 are current. At 31 December 2006 these reimbursable advances amount to $ 974 of which $ 468 are current.
5. Assets held for sale and discontinued operations
The assets and liabilities related to Thales e-Transactions Inc have been presented as held for sale following the decision to stop operations and to sale the entity to a US subsidiary of Thales SA. The completion date for the transaction was effective December 19, 2007.

As of 31 December
In thousands of US Dollars	2006
Assets
Trade & other receivables	78
Cash & Cash Equivalents	390

Total Assets held for sale	468

Liabilities
Provisions	(48)
Trade & other Payables	(167)

Total liabilities related to assets held for sale	(215)

Net Assets	253

6. Goodwill
The goodwill amounts relate to the acquisition of Wynid by TeT France in November 2005 and to the acquisition of TeT UK by Thales SA. The goodwill for the acquisition of TeT UK was historically recognised at the Thales SA level, it is presented herein for the purpose of these Combined Financial Statements of TeT Group under the push-down basis of accounting.
The notes are an integral part of the Combined Financial Statements.

				31 December
	As of 31 December 2007			2006
In thousands of US Dollars	Gross	Impairment	Net	Net

Wynid	8,346	—	8,346	7,467
TeT UK	4,564	—	4,564	4,083

Total Goodwill	12,910	—	12,910	11,550

The change in the net value of goodwill is only explained by currency translation as of December 31, 2007.
7. Property, plant and equipment and intangible assets
Property, plant and equipment, consist of the following:

		As of 31 December 2007
In thousands of US Dollars	Gross	Depreciation	Impairment	Net

Leasehold improvements	436	(277)	—	159
Machinery, equipment, tools, dies	15,796	(12,781)	—	3,015
Other tangible fixed Assets	8,975	(6,923)	—	2,052

Property, plant and equipment	25,207	(19,981)	—	5,226

		As of 31 December 2006
In thousands of US Dollars	Gross	Depreciation	Impairment	Net

Leasehold improvements	433	(242)	—	190
Machinery, equipment, tools, dies	13,907	(11,257)	—	2,651
Other tangible fixed assets	8,415	(5,649)	—	2,766

Property, plant and equipment	22,755	(17,148)	—	5,607

Other Intangible assets consist of the following:

		As of 31 December 2007
In thousands of US Dollars	Gross	Amortisation	Impairment	Net

Capitalised development costs	17,008	(4,824)	—	12,184
Patents	1,662	(1,662)	—	—
Other miscellaneous intangible assets	6,795	(5,708)	—	1,087

Intangible fixed assets	25,465	(12,194)	—	13,271

The notes are an integral part of the Combined Financial Statements.

		As of 31 December 2006
In thousands of US Dollars	Gross	Amortisation	Impairment	Net

Capitalised development costs	10,158	(1,929)	—	8,228
Patents	1,487	(1,487)	—	—
Other miscellaneous intangible assets	5,394	(4,614)	—	780

Intangible fixed assets	17,039	(8,031)	—	9,008

Depreciation expense:
Depreciation expense for property, plant and equipment and intangible assets amounted to $ 4,785 in 2007 and $ 3,681 in 2006.
Changes in net property, plant and equipment and intangible assets:

	Research and	Intangible	Property, plant
In thousands of US Dollars	Development	assets	and equipment	Total

Net value at 1 January 2006	4,235	359	6,211	10,805
Acquisitions/capitalisations	4,566	821	982	6,369
Disposals	—	(40)	(291)	(331)
Depreciation and amortisation	(1,275)	(395)	(2,011)	(3,681)
Foreign currency translation	702	35	716	1,453
Net value at 31 December 2006	8,228	780	5,607	14,615
Acquisitions/capitalisations	5,513	848	1,296	7,657
Disposals	—	(2)	(686)	(688)
Depreciation and amortisation	(2,503)	(627)	(1,655)	(4,785)
Foreign currency translation	946	88	664	1,698

Net value at 31 December 2007	12,184	1,087	5,226	18,497

8. Financial instruments by category
Credit quality of financial assets
The credit quality of financial assets that are neither past due nor impaired can be assessed by reference to external credit ratings (if available) or to historical information about counterparty default rates:

	As of 31 December
In thousands of US Dollars	2007	2006
Trade receivables Counterparties with external credit rating (Moody’s) A	530	896

	530	896

Counterparties without external credit
Group 1	27,098	23,621
Group 2	14,220	10,448
Group 3	9,776	8,996

	51,094	43,065

Total trade receivables (except advances to suppliers and receivables from related parties)	51,624	43,961

The notes are an integral part of the Combined Financial Statements.

Group	1 – new customers (less than 6 months).

Group	2 – existing customers (more than 6 months) with no defaults in the past.

Group	3 – existing customers (more than 6 months) with some defaults in the past.
9. Derivative financial instruments
TeT uses foreign exchange derivatives instruments to hedge foreign exchange risk arising from purchases and sales that are not denominated in the functional currency of its functional entity.
The portfolio of derivative instruments is summarised in the following table (currencies and notional amounts). All derivatives held are forward exchange contracts.

Amounts in thousands of		USD	GBP	JPY	EUR

As of 31 December 2007	Buy	101	148	106	716
	Sell	—	(340)	—	—

	Net	101	(192)	106	716

As of 31 December 2006	Buy		180	—	431
	Sell	(172)	(921)	—	—

	Net	(172)	(741)	—	431

Notional amounts are translated in USD at each balance sheet closing rate. Each currency is bought / sold against the units’ functional currency (EUR, GBP or USD).
All derivatives mature within 6 months following the closing date.
All derivatives are designated as hedging future transactions, arising from the contracts or from the forecasts. They are recorded following the cash flow hedge accounting provisions. The hedged transactions are expected to occur within 12 months following the closing date.
Changes in the fair value of derivative instruments are summarised in the table below.

Amounts in thousands of US Dollars		Net	Asset	Liability
As of 1 January 2006	Fair value at balance sheet date	(362)	2	364

	Changes recognised to invested equity	302	—	—
	Changes recognised to P&L	79	—	—

As of 31 December 2006	Fair value at balance sheet date	19	44	25

	Changes recognised to invested equity	28
	Changes recognised to P&L	(13)

As of 31 December 2007	Fair value at balance sheet date	34	50	16

The notes are an integral part of the Combined Financial Statements.

All derivatives have been recorded as cash flow hedges. The amount recognised in the statement of income for each period is the interest component of the forward contracts, excluded from the hedging relationships. Only the spot currency rates component is included in the hedging relationships and recorded to invested equity.
10. Trade and other receivables
The fair values of trade and other receivables are as follows:

	As of 31 December
In thousands of US Dollars	2007	2006

Trade receivables	54,817	46,494
Advances to suppliers	1,239	—
Bad debt allowance	(3,193)	(2,533)

Total	52,863	43,961

The ageing analysis of total net trade and other receivables is as follows:

	As of 31 December
In thousands of US Dollars	2007	2006

Up to 3 months	43,696	35,972
3 to 6 months	6,050	5,147
Over 6 months	3,117	2,842

Total	52,863	43,961

The carrying net amounts of TeT group’s trade and other receivables are denominated in the following currencies:

	As of 31 December
In thousands of US Dollars	2007	2006

Euros	49,514	41,068
US dollar	867	115
UK pound	2,381	2,444
Other currencies	101	334

Total	52,863	43,961

The notes are an integral part of the Combined Financial Statements.

Movements on the group provision for impairment of trade receivables are as follows:

	As of 31 December
In thousands of US Dollars	2007	2006

At 1 January	(2,533)	(2,826)
Provision for receivables impairment	(595)	(276)
Receivables written off during the year as uncollectible	56	793
Unused amounts reversed	173	79
Foreign Currency Translation	(294)	(303)

As at 31 December	(3,193)	(2,533)

The creation and release of provision for impaired receivables have been included in Income from operating activities before restructuring costs and other income (expense), net. Amounts charged to the allowance account are generally written off, when there is no expectation of recovering additional cash.
The other classes within trade and other receivables do not contain impaired assets.
The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above. TeT group does not hold any collateral as security.
Financial risk factors
Finance lease receivables
Finance lease receivables are included in the line item of “Trade and other receivables” in the combined balance sheet.

	As of 31 December
In thousand of US Dollars	2007	2006

Non-current finance lease receivables
Finance leases – gross receivable	5,790	4,074
Unearned finance income	(217)	(151)

	5,573	3,923

Current finance lease receivables
Finance leases – gross receivable	4,006	3,916
Unearned finance income	(103)	(139)

	3,903	3,777

Gross receivables from finance leases:
- No later than 1 year	4,006	3,916
- Later than 1 year and no later than 5 years	5,790	4,074
- Later than 5 years	—	—

	9,796	7,991
Unearned finance income on finance leases	(320)	(290)

Net investment in finance leases	9,476	7,700

The net investment in finance leases may be analysed as follows:
- No later than 1 year	3,903	3,777
- Later than 1 year and no later than 5 years	5,573	3,923
- Later than 5 years	—	—

Total	9,476	7,700

The notes are an integral part of the Combined Financial Statements.

11. Inventories

Inventories consist of the following:

	As of 31 December
In thousand of US Dollars	2007	2006

Finished goods for resale	5,774	5,559
Raw materials	5,319	4,786
Semi finished goods	4,526	8,269
Work in Progress	2,829	204
Depreciation	(7,958)	(7,147)

Total Inventories, net	10,490	11,671

The cost of inventories written down as an expense and included in ‘Income from operating activities before restructuring costs and other income (expense), net’ amounted to $389 in 2007 and $596 in 2006.
12. Other current assets

	As of 31 December
In thousands of US Dollars	2007	2006

Other taxes receivable	2,515	3,450
Deferred charges	528	205
Other receivable	3,721	2,239

Total Other current assets	6,764	5,894

13. Cash & cash equivalents
Cash & cash equivalents include the following for the purposes of the cash flow statement:

	As of 31 December
In thousands of US Dollars	2007	2006

Cash pooling accounts	31,255	42,311
Local bank accounts	15,794	11,907

Total	47,049	54,218

14. Related party transactions
These Combined Financial Statements include transactions with related parties. TeT entered into transactions with Thales SA and certain of its subsidiaries. Furthermore, Thales SA provided corporate services for the Combined Financial Statement periods presented.
TeT entered into sales with entities related to the parent company Thales SA, these sales amounted to $ 1,447 and $ 1,807 for the 2007 and 2006 year, respectively.
The notes are an integral part of the Combined Financial Statements.

Thales Transportation System provided a cash contribution to the TeT group amounting to $3,202 and $5,404 for the years 2007 and 2006, respectively. This cash contribution was recognised in invested equity.
Related party payables and receivables are as follows:

	As of 31 December
In thousands of US Dollars	2007	2006

Advances from Thales SA to TeT France	40,675	39,477
Advances from Thales SA to Wynid	3,621	—
Advance from Thales SA to TeT Spain	5,963	678

Total related party payables	50,259	40,155

Receivable from sale of TeT Inc	250	—
Related party income tax receivable	5,090	3,296
Other related party receivables	1,111	742

Total related party receivables	6,451	4,038

Amounts granted by Thales SA to TeT entities are granted as part of the Thales finance corporation’s cash mobilisation program and centralised financing arrangement.
Organschaft:
TeT Germany has entered into a tax integration agreement with its German parent Thales Holding GmBH, commonly referred to as “Organschaft” which is applicable for VAT as well as corporate income taxes and trade taxes. In order to obtain tax integration, German tax law required that a profit or loss absorption agreement exists between the companies. Pursuant to this agreement all profits and losses of the entities that are part of the tax integration group must be remitted to the parent company of the group that is responsible for the payment of taxes. Therefore the net income of TeT Germany has historically been fully remitted to Thales Holding GmBH every year. The amounts remitted are shown in separate line items called “Organschaft” in the combined balance sheet, combined cash flow statement and statement of invested equity.
Compensation of directors and senior corporate officers
Expenses recognised by Thales SA in respect of compensation, benefits and social security contributions attributable to Directors and members of the Executive Committee are as follows:

	As of 31 December
In thousands of US Dollars	2007	2006

Short term benefits
- Fixed compensation	2,471	1,649
- Variable compensation	647	454
- Employer’s social security contribution	665	435
Other benefits
- Post employment benefits	—	—
- Share-based payments	505	846

Total	4,288	3,384

The notes are an integral part of the Combined Financial Statements.

15. Share based payments
Certain TeT employees participate in various Thales SA share-based compensation plans. These stock option plans and subscription share plans allow certain TeT employees to acquire or receive free of charge Thales SA common shares. These options and subscription shares generally vest if the employee stays with the TeT during an uninterrupted four-year period.
Options outstanding at 31 December 2007 and 2006

At 31 December 2007, there were:

- 68 878 subscription options with a weighted average exercise price of $41,26.

At 31 December 2006, there were:

- 66 500 subscription options with a weighted average exercise price of $38,64.
Subscription options and subscription shares

				30 June
Date of	4 July 2007	4 July 2007	9 Nov 2006	2005	1 July 2004	1 July 2003
Board	Subscription	Subscription	Subscription	Subscription	Subscription	Subscription
decision	shares	options	options	options	options	options
Discount	none	none	none	none	None	None
Exercise Period (a)	from	from	from	from	from	from
	4 July 2011	4 July 2011	9 November 2010 to	30 June 2009	1 July 2008	1 July 2007
	to 3 July 2015	to 3 July 2017	8 November 2016	to 29 June 2015	to 30 June 2014	to 30 June 2013
Exercise price	$61.37	$61.37	$48.14	$41.12	$35.86	$29.37
Number of options exercised since grant date	—	—	—	168	843	1,500
Number of options outstanding at 31 December 2005	—	—	—	16,200	15,450	19,000
Options granted	—	—	17,350	—	—	—
Options exercised in 2006	—	—	—	—	—	—
The notes are an integral part of the Combined Financial Statements.

				30 June
Date of	4 July 2007	4 July 2007	9 Nov 2006	2005	1 July 2004	1 July 2003
Board	Subscription	Subscription	Subscription	Subscription	Subscription	Subscription
decision	shares	options	options	options	options	options
Options cancelled in 2006	—	—	—	—	—	(1,500)
Number of options outstanding at 31 December 2006	—	—	17,350	16,200	15,450	17,500
Options granted	2,495	6,590	—	—	—	—
Options exercised in 2007	—	—	—	(168)	(843)	(2)
Options cancelled in 2007	—	—	—	—	(100)	(3,100)
Number of options outstanding at 31 December 2007	2,495	6,590	17,350	16,032	14,507	14,398
Conditions of exercise
All options are granted for a ten-year period, at no discount to the market price at the grant date.
Options are progressively vested over four years and may be exercised as follows:
Subscription options granted on 1 July 2003 and 2004
In all countries except France, up to 37.5% of the number granted eighteen months after the grant date can be exercised. Then up to 6.25% of the number granted at the end of each subsequent quarter, reaching a total of 100% four years after the grant date can be exercised.
Subscription options granted on 30 June 2005, 9 November 2006 and 4 July 2007
In all countries except France, up to 37.5% of the number granted eighteen months after the grant date can be exercised. Then up to 6.25% of the number granted at the end of each subsequent quarter, reaching a total of 100% four years after the grant date can be exercised. In France, in application of specific legislative requirements, employees benefiting from stock options who are French tax residents and / or subject to French social security cannot exercise any option before the 4th anniversary of the date of grant.
Subscription shares granted on 4 July 2007
The subscription shares granted free of charge vest on the date of the 4th anniversary of the date of grant.
The notes are an integral part of the Combined Financial Statements.

Fair value of share options issued
In accordance with IFRS 2, TeT Group measures the amount of the benefit granted to employees receiving options. The fair value of such options is determined at the grant date. The amounts thus obtained are taken to profit and loss over the vesting period of the rights.
Changes in fair value of share options issued after 7 November 2002 (date of first application of the standard) are presented below:

	Initial
	Number	Fair		Grants
	of options	value at	Value	under		Value	Grants		Value
Grant	and	grant	at	2006	Expense	at	under	Expense	at
date	shares	date	01/01/05	plan	in 2006	31/12/06	2007 plan	in 2007	31/12/07
01/07/03	19,000	$8.72	(33)	—	23	(10)	—	10	—
01/07/04	15,450	$10.85	(77)	—	37	(40)	—	30	(10)
30/06/05	16,200	$11.56	(149)	—	70	(79)	—	47	(32)
09/11/06	17,350	$14.70	—	(255)	55	(200)	—	121	(79)
04/07/07	6,590	$12.64	—	—	—	—	(83)	18	(65)
04/07/07 Shares	2,495	$55.95	—	—	—	—	(140)	16	(124)
Total	77,085		(259)	(255)	185	(329)	(223)	242	(310)
The notes are an integral part of the Combined Financial Statements.

The fair value of stock-option plans are measured using a binomial model. The measurement hypotheses are presented below:

	Share
	price at				Distribution	Forfeiture	Forfeiture	Early
Grant	grant	Expected	Risk-		rate on	rate pre-	rate post-	exercise
date	date	volatility	free rate		future income	vesting	vesting	multiple
01/07/03	$29,37	34%	2.8%		3.5%	2%	3%	1.50
01/07/04	$35,86	32%	4.4%		3.5%	2%	3%	1.50
30/06/05	$41,12	30%	3.0%		2.5%	2%	3%	1.50
09/11/06	$48,14	30%	3.75%		2.5%	2%	3%	1.50
04/07/07	$61,37	20%	4.5%		2.5%	2%	3%	1.3
04/07/07 Shares	$55,95	20%	4.5	% (FRA)	2.5%	2%	N/A	N/A
16. Pensions and other employee benefits
Pensions
Information in respect of the net periodic benefit cost and related obligation determined in accordance with IAS 19 is provided below. The measurement date used to establish year end asset values and benefit obligations was December 31 and the previous measurement date is used to determine the current service cost.
     TeT group entities are participating members of the following defined benefits plans/schemes:
1.	In France (TeT France and Wynid):
•	Retirement indemnities,

•	Long service rewards.
2.	In the United Kingdom (TeT UK):
•	Defined benefit pension scheme (Thales group scheme in which TeT UK is a participating member),
3.	In Germany (TeT Germany):
•	Defined benefit retirement programs,

•	Individual commitment retirement benefits,

•	Jubilee benefits,

•	Death-in-service benefits,

•	Pre-retirement/ATZ benefits

Each TeT entity has a defined contribution plan or by a multiemployer/state plan.
The notes are an integral part of the Combined Financial Statements.

At December 31, 2007 and 2006, the major categories of plan assets as a percentage of the fair value of total plan assets are as follows:

At December 31	France		UK		Germany
Asset
Category	2007	2006	2007	2006	2007	2006
Equity securities	0,0%	0,0%	58,0%	60,0%	0,0%	0,0%
Debt securities	0,0%	0,0%	40,0%	38,0%	0,0%	0,0%
Real estate	0,0%	0,0%	1,0%	1,0%	0,0%	0,0%
Other	100,0%	100,0%	1,0%	1,0%	0,0%	0,0%
Total	100,0%	100,0%	100,0%	100,0%	0,0%	0,0%
     United Kingdom
In the UK, the allocation of plan assets by principal category are not related solely to TeT UK but to a group scheme in which TeT UK is a participating member and the contributions it makes are averaged across all the members.
In the UK, the investment strategy is determined by the pension plan trustee and investment committee. Agreed investment policies aim to ensure that the objectives are met in a prudent manner, consistent with established guidelines.
TeT Group funding objective is to achieve and then maintain a funding target which requires assets equal to 100% of the present value of benefits based on completed service, including provision for the effects of future salary growth and inflation up retirement. Achievement of this funding target is over a period equal to the average remaining service lifetime of active membership following completion of valuation.
Ranges for the proportions to be held in each asset class have been agreed; a substantial proportion of the assets is invested in a spread of equities and debt securities, with a smaller proportion in fixed and variable income bonds, cash and real estate. Risk is managed in various ways, including identifying investments considered to be unsuitable and placing limits on some types of investment.
Pension plan funding policy is also based on annual contributions at a rate that is intended to satisfy the Minimum Funding Requirement (“MRF”) in the UK.
     Other countries
For French entities, plan assets are administered by an insurer (named SIACI) through an insurance contract whereby the underlying funds are invested in the insurer’s general funds (named QUATREM) with a target to achieve an annual yield of about 5%.
There is no plan asset in Germany or in Spain.
Principal actuarial assumptions
The weighted average assumptions used in determining the costs and year end benefit obligation for the major post retirement benefit plans were as shown below:
The notes are an integral part of the Combined Financial Statements.

							Total Weighted
	France		UK		Germany		Average
Weighted-average assumptions to determine benefit obligations (at end of year)	2007	2006	2007	2006	2007	2006	2007	2006
Discount rate	5,5%	4,5%	6,3%	5,3%	5,4%	4,5%	6,3%	5,2%
Future salary increase	3,0%	3,0%	4,3%	4,0%	3,0%	2,5%	4,2%	3,9%
Future price inflation	1,8%	1,8%	3,4%	3,0%	2,0%	1,5%	3,3%	2,9%
Future pension increase	N/A	N/A	3,2%	2,8%	2,0%	1,5%	3,2%	2,8%

							Total Weighted
	France		UK		Germany		Average
Weighted-average assumptions
to determine net cost (at the
beginning of the year)	2007	2006	2007	2006	2007	2006	2007	2006
Discount rate	4,5%	4,1%	5,3%	5,1%	4,5%	4,5%	5,2%	5,0%
Future salary increase	3,0%	3,0%	4,0%	3,8%	2,5%	2,5%	3,9%	3,7%
Future price inflation	1,8%	1,8%	3,0%	2,8%	1,5%	1,5%	2,9%	2,7%
Future pension increase	N/A	N/A	2,8%	2,6%	1,5%	1,5%	2,8%	2,6%
Expected return on plan assets	3,5%	4,5%	6,0%	5,9%	0,0%	0,0%	5,9%	5,8%
The expected rate of return on pension plan assets is determined as management’s best estimate of the long term return of the major asset classes — equity, debt, real estate and other — weighted by the actual allocation of assets among the categories at the measurement date.
In the UK, the expected return on plan assets rate (6,0% in 2007 and 5,9% in 2006) is determined for the whole Racal group scheme (in which TeT UK is a participating member) and depends upon the asset allocation of the investment portfolio and the expected future performance. The expected return-on-assets amount has been allocated to TeT UK on the basis of total pensionable earnings for employees in each scheme at the beginning of the year.
The effect attributable to equity was 7.3% in 2007 and 7.2% in 2006 and the remaining effect is attributable to debt securities.
Contribution expected to be paid in 2008 to the plan assets.
In France no contribution is expected to be paid to the plan assets in 2008.
The notes are an integral part of the Combined Financial Statements.

Net benefit expense
Cost recognised for defined benefit plans

(in thousands of US Dollars)	France		UK		Germany		Total
Amounts recognized in profit and loss statement	2007	2006	2007	2006	2007	2006	2007	2006
Service Cost	(129)	(168)	(490)	(411)	(162)	(146)	(781)	(725)
Interest Cost	(108)	(137)	(3,066)	(3,303)	(123)	(101)	(3,297)	(3,540)
Expected return on plan assets for the period	100	114	2,561	2,938	—	—	2,661	3,051
Expected return on reimbursement assets	—	—	—	—	—	—	—	—
Effect of paragraph 58(b) limit	—	—	—	—	—	—	—	—
Amount of recognized gains or losses	166	69	(133)	(148)	(20)	(16)	13	(95)
Amount of past service cost recognized	(243)	—	—	—	—	—	(243)	—
Amount of gains or losses recognized due to a settlement or curtailment	—	—	—	—	—	—	—	—
Total pension or benefit cost recognized in the P&L account	(215)	(122)	(1,128)	(924)	(305)	(263)	(1,647)	(1,309)
Cost recognised for saving pension plans

(in thousands of US Dollars)	UK
Amounts recognized in profit and loss statement	2007	2006
Amount of contribution to defined contribution plans	34	37
Amount of contribution to multiemployer/state plans	—	—
Total	34	37
State plans
In addition to costs recognized for defined benefits plans and for the saving pension plan, TeT Group, particularly in France, subscribes to state plans (Social Security State plans, compulsory additional plans such as ARRCO, AGIRC, etc.) for which the pension expense for the financial year is equal to the contributions called by, and thus payable to, such plans.
The notes are an integral part of the Combined Financial Statements.

     Funded status as of December 31 and balance sheet reconciliation of the Group’s principal defined benefit schemes

(in thousands of US Dollars)	France		UK		Germany		Total
Amounts recognized in the balance
sheet, plans that are wholly unfunded
and plans that are wholly or partly
funded	2007	2006	2007	2006	2007	2006	2007	2006
Present value of funded obligations	(1,247)	(2,934)	(84,749)	(85,480)	—	—	(85,996)	(88,414)
Fair value of plan assets	3,204	2,756	69,886	65,142		—	73,089	67,898
(Deficit)/surplus for funded plans	1,957	(178)	(14,863)	(20,338)	—	—	(12,907)	(20,516)
Present value of unfunded obligations	(534)	(150)	—	—	(2,620)	(2,612)	(3,154)	(2,762)
Unrecognized past service cost/(credit)	(1,262)	—	—	—	—	—	(1,260)	—
Unrecognized net actuarial (gain)/loss	(2,969)	(2,526)	5,238	9,977	(811)	202	1,457	7,653
Unrecognized asset due the effect of paragraph 58(b) limit	—	—	—	—	—	—	—	—
Net amounts recognized in the balance sheet — (liability)/asset	(2,808)	(2,854)	(9,625)	(10,361)	(3,431)	(2,410)	(15,864)	(15,625)
The notes are an integral part of the Combined Financial Statements.

Balance sheet reconciliation

(in thousands of US Dollars)	France		UK		Germany		Total
Balance Sheet
Reconciliation	2007	2006	2007	2006	2007	2006	2007	2006
Balance sheet (liability)/asset at start of year	(2,854)	(1,858)	(10,361)	(10,064)	(2,410)	(1,889)	(15,625)	(13,810)
Pension expense recognized in P&L in the financial year	(215)	(122)	(1,128)	(924)	(305)	(263)	(1,648)	(1,309)
Employer contributions made in the financial year	—	—	2,108	1,847	—	—	2,108	1,847
Benefits paid by the employer (excluding benefit paid by the fund)	20	8	—	—	18	11	38	19
Business combinations	—	—	—	—	—	—	—	—
Divestitures	613	—	—	—	—	—	613	—
Exchange rate adjustment - gain/(loss)	(312)	(221)	(244)	(1,348)	(330)	(231)	(886)	(1,799)
Other adjustments	(59)	(661)	—	127	(404)	(38)	(463)	(572)
Balance sheet (liability)/asset as of end of year	(2,808)	(2,854)	(9,625)	(10,361)	(3,431)	(2,410)	(15,864)	(15,625)
The notes are an integral part of the Combined Financial Statements.

Change in benefit obligation

(in thousands of US Dollars)	France		UK		Germany		Total
Change in benefit obligation (DBO)	2007	2006	2007	2006	2007	2006	2007	2006
Defined Benefit Obligation at BOY	(3,084)	(2,954)	(85,480)	(66,033)	(2,612)	(2,105)	(91,176)	(71,093)
Service cost	(130)	(168)	(490)	(411)	(162)	(146)	(782)	(725)
Interest cost	(109)	(137)	(3,066)	(3,302)	(123)	(101)	(3,297)	(3,540)
Contributions by plan participants	—	—	301	(265)	—	—	301	(265)
Actuarial gains/(losses)	290	1,120	4,238	(7,254)	952	22	5,480	(6,113)
Foreign currency exchange rate changes	(316)	(308)	(2,009)	(9,767)	(262)	(255)	(2,588)	(10,330)
Benefits paid	20	1	1,757	1,621	18	11	1,794	1,633
Past service cost	999	—	—	(69)	—	—	999	(69)
Business combinations	—	—	—	—	—	—	—	—
Divestitures	613	—	—	—	—	—	613	—
Curtailments	—	—	—	—	—	—	—	—
Settlements	—	—	—	—	—	—	—	—
Other adjustments	(63)	(638)	—	—	(431)	(38)	(494)	(676)
Defined Benefit Obligation at EOY	(1,782)	(3,084)	(84,749)	(85,480)	(2,620)	(2,612)	(89,150)	(91,176)
Change in plan assets

(in thousands of US Dollars)	France		UK		Germany		Total
Change in plan assets	2007	2006	2007	2006	2007	2006	2007	2006
Fair value of plan assets at start of year	2,756	2,358	65,142	48,264	—	—	67,898	50,622
Expected return on plan assets	101	114	2,561	2,938	—	—	2,662	3,052
Asset gain/(loss)	14	5	—	6,160	—	—	14	6,165
Foreign currency exchange rate changes	332	279	1,530	7,289	—	—	1,863	7,568
Contributions by the employer	—	—	2,109	1,847	—	—	2,109	1,847
Contributions by plan participants	—	—	301	265	—	—	301	265
Benefits paid	—	—	(1 757)	(1 621)	—	—	(1,757)	(1,621)
Business combinations	—	—	—	—	—	—	—	—
Divestitures	—	—	—	—	—	—	—	—
Settlements	—	—	—	—	—	—	—	—
Other adjustments	—	—	—	—	—	—	—	—
Fair value of plan assets at end of year	3,204	2,756	69,886	65,142	—	—	73,090	67,898
The notes are an integral part of the Combined Financial Statements.

Actual return on assets

(in thousands of US Dollars)	France		UK		Germany		Total
Actual return on assets	2007	2006	2007	2006	2007	2006	2007	2006
Actual return on plan assets	115	118	2 561	9 098		—	2 675	9 216
Actual return on reimbursement assets	—	—	—	—	—	—	—	—
17. Provisions

		Foreign
		currency		Reversal
In thousands of US Dollars	01/01/2007	translation	Increase	(a)	31/12/2007

Short term provisions
Provision for restructuring costs	2,659	247	657	(1,639)	1,924
Provision for warranty repairs	4,532	389	20	(2,153)	2,788
Provision for other miscellaneous contingencies	4,812	211	1,222	(2,378)	3,867

Long term provisions
Provision for miscellaneous contingencies	—	—	—	—	—

Total	12,003	847	1,899	(6,170)	8,579

(a)	In 2007, reversals of unused provisions amount to K$ (424).

		Foreign
		currency
In thousands of US Dollars	01/01/2006	translation	Increase	Reversal	31/12/2006

Short term provisions
Provision for restructuring costs	464	142	2,059	(6)	2,659
Provision for warranty repairs	3,479	431	622	—	4,532
Provision for other miscellaneous contingencies	2,592	451	2,706	(937)	4,812

Long term provisions
Provision for miscellaneous contingencies	326	23	—	(349)	—

Total	6,861	1,047	5,387	(1,292)	12,003

Restructuring costs
The restructuring provision increase of $ 2,053 in the 2006 year relates to a reorganisation project from TeT France. The project was officially announced at the end of 2006 and is aimed at seeking synergies between TeT France and Wynid.
Warranty repairs
The provision for warranty repairs relates to TeT Germany’s product warranties. The warranty period lasts two years and is computed primarily as a percentage of the total revenue towards third parties.
The notes are an intergral part of the Combined Financial Statements.

Other miscellaneous contingencies
The provision for other short-term miscellaneous contingencies includes primarily a provision from TeT UK for post-sale rectification and support costs relating to anticipated costs to be borne by the company in respect of rectification and support of products already delivered to customers. In the 2007 year TeT Germany launched a new incentive program, which gives enticement to customers who return to TeT Germany any of its competitor’s products. The increase in provision amounted to $ 1,038.
18. Other liabilities
Other liabilities consist of the following:

	As of 31 December
In thousands of US Dollars	2007	2006

Payroll, vacation and employees benefits	6,687	6,340
Accrued tax liabilities	2,082	1,920
Deferred income	5,006	5,702
Bank overdraft	1,710	179
Short term debt	523	468
Others	6,050	4,887

Total Other liabilities	22,058	19,496

19. Commitments and contingencies
Finance lease agreements held under the following asset categories:

				31 December
	As of 31 December 2007			2006
In thousands of US Dollars	Gross	Depreciation	Net	Net

Other tangible fixed assets	144	(28)	116	117

Total	144	(28)	116	117

TeT Spain holds a finance lease relating to leasing arrangements for its information technology systems.
Lease payment expenses for finance leases amounted to $ 39 in 2007 and $ 35 in 2006.
Future minimum lease commitments under non-cancellable operating and finance leases in effect at 31 December 2007 are as follows:

In thousands of US $ As at 31			Present value of
December 2007	Operating leases	Finance leases	finance leases

Within one year	1,863	41	40
Later than 1 year and no later than 5 years	3,656	75	69
Greater than 5 years	—	—	—

Total	5,519	116	109

Operating leases consist primarily of leasing arrangements for office building and facilities and leasing arrangement for corporate vehicles.
The notes are an intergral part of the Combined Financial Statements.

Bonds and warranties linked to commercial contracts
Within the context of its activity, TeT Group regularly responds to invitations to bid. When requested by the customer, bid bonds are delivered in order to demonstrate the definitive nature of the bid and to provide for indemnification to the customer if TeT Group fails to meet its commitments.
From the signature of a contract up until its completion, TeT Group may deliver performance bonds to its customers, using a bank as an intermediary, in order to guarantee the due and proper completion of the contract (and if not, to provide for payment of damages to the customer).
In order to finance contract completion, TeT Group receives advances from its customers, based on contractual terms that are booked as a liability in the balance sheet. In order to guarantee reimbursement of these advance payments if the contractual obligations are not met, TeT Group may deliver, at the customer’s request, an advance payment bond.
During the contractual warranty period, TeT Group evaluates and accrues for warranty costs in order to guarantee the conformity of goods sold to the customer. In most cases, the provisional retention of payment contractually applied during this period can be replaced by setting up, using a bank as intermediary, a warranty retention bond.

	As of 31 December
In thousands of US Dollars	2007	2006

Bid bonds	202	180
Performance bonds	1,507	992
Advance payment & warranty retention bonds	916	1,345
Other miscellaneous bonds	40	235

Total	2,665	2,752

20. Litigation
To the best of management’s knowledge, there is no litigation or dispute that has had or is likely to have a significant influence on TeT Group’s results, financial position or prospects.
21. Subsequent events
On 13 February 2008 a share purchase agreement was signed with Hypercom Corporation for the purchase of the Thales e-Transactions entities of Thales, pursuant to a binding offer that was delivered by Hypercom to Thales on December 20, 2007. The transaction is scheduled to close by March 31, 2008, although there can be no assurances that such closing will occur at that time or at all.
The notes are an intergral part of the Combined Financial Statements.